Exhibit 10.6
Execution Version

AGREEMENT AND PLAN OF MERGER
Dated as of August 9, 2005
by and between
COGDELL SPENCER INC.,
CS MERGER SUB LLC
AND
COGDELL SPENCER ADVISORS, INC.

i

     AGREEMENT AND PLAN OF MERGER (“Agreement”), dated as of August 9, 2005, by and between COGDELL SPENCER INC., a Maryland corporation (“CSI”), CS MERGER SUB LLC, a Delaware limited liability company and indirect wholly owned subsidiary of CSI (the “Merger Sub”) and COGDELL SPENCER ADVISORS, INC., a North Carolina corporation (“CSA”).
RECITALS
A.	The Board of Directors of CSI, the Managing Member of Merger Sub and the Board of Directors of CSA each has determined that it is advisable and in the best interests of their respective companies, stockholders and/or members that upon the terms and subject to the conditions set forth in this Agreement, CSA will merge, in accordance with the laws of the State of Delaware and the laws of the State of North Carolina, with and into the Company (the “Merger”) with the Merger Sub being the surviving entity of the merger.

B.	As a result of the Merger, the Merger Sub will survive and be an indirect wholly owned subsidiary of CSI.
AGREEMENT
     In consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:
ARTICLE I
THE MERGER
     Section 1.1. The Merger.
     (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as hereinafter defined), CSA shall be merged with and into the Merger Sub in accordance with the Delaware Limited Liability Company Act (the “Delaware Act”) and the [   ] Act of the State of North Carolina (the “North Carolina Act”), whereupon the separate company existence of CSA shall cease and the Merger Sub shall be the surviving company in the merger (the “Surviving Company”).
     (b) The Merger shall have the effects set forth in the Delaware Act and the North Carolina Act. Accordingly, from and after the Effective Time, the Surviving Company shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities, liabilities and duties of the Merger Sub and CSA.
     (c) At the option of CSI, the Merger may be structured so that CSA shall be merged with and into another direct or indirect wholly-owned subsidiary of CSI, which may be a corporation, limited liability company or other entity as determined by CSI, with such other subsidiary of CSI continuing as the surviving company, and each of CSI, the Merger Sub, CSA and such other subsidiary shall execute an appropriate amendment to this Agreement in order to reflect such restructuring; provided however, that such restructuring shall not affect the economic rights of the parties hereto and, provided further, that such other subsidiary is treated as a disregarded entity of CSI within the meaning of Treasury Regulation 1.368-2T(b)(1)(I)(A).

     Section 1.2. Effective Time. The parties shall execute and file a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the Delaware Act and shall make all other filings or recordings required with respect to the Merger under the Delaware Act, and shall execute and file Articles of Merger with the Secretary of State of the State of North Carolina in accordance with the North Carolina Act and shall make all other filings or recordings required with respect to the Merger under the North Carolina Act. The Merger shall become effective at the later of the time of acceptance for filing by the Secretary of State of the State of Delaware of the Certificate of Merger and the acceptance for filing by the Secretary of State of the State of North Carolina of the Articles of Merger (the “Effective Time”).
     Section 1.3. Tax Treatment. The parties intend that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the parties hereto agree not to take any position for U.S. federal income tax purposes inconsistent with such intended treatment.
     Section 1.4. Certificate of Formation and Bylaws. The certificate of formation (the “Certificate of Formation”) and the Limited Liability Company Agreement (the “Operating Agreement”) of the Merger Sub, as set forth in Exhibits A and B hereto, shall become the Certificate of Formation and the Operating Agreement of the Surviving Company upon the Effective Time until further amended in accordance with applicable Delaware law.
     Section 1.5. Managing Member. Cogdell Spencer LP shall be the Managing Member of the Surviving Company from and after the Effective Date.
     Section 1.6. Officers. The officers of CSA immediately prior to the Effective Time shall be the officers of the Surviving Company from and after the Effective Time and shall hold office until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Formation and the Operating Agreement of the Surviving Company, or as otherwise provided by law.
     Section 1.7. Additional Actions. If, at any time after the Effective Time, the Surviving Company determines that any deeds, bills of sale, assignments, assurances or any other acts or things are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Company, its right, title or interest in, to or under any of the rights, properties or assets of CSA by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, the Managing Member of the Surviving Company shall be authorized to execute and deliver, in the name and on behalf of CSA, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of CSA, all such other acts and things necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to or under such rights, properties or assets in the Surviving Company or otherwise to carry out the purposes of this Agreement.
ARTICLE II
EFFECTS OF THE MERGER;
     Section 2.1. Effect on Common Stock At the Effective Time, the stockholders of CSA will receive the number of shares of common stock of CSI reflected on Exhibit C in exchange for all of their shares of common stock of CSA, which shares of common stock shall comprise all of the issued and outstanding shares of common stock of CSA. All certificates representing shares of common stock of CSI issued in the Merger shall bear legends as deemed appropriate by CSI, including but not limited to a restrictive legend specifying that the shares of common stock of CSI represented by such certificate are held by an affiliate of CSI (or, in the absence of such a legend, an appropriate notation shall be made in the records of CSI and/or appropriate stop-transfer instructions shall be issued to the transfer agent).
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     Section 3.1. Representations and Warranties of CSA. CSA represents and warrants to the Merger Sub and CSI as follows:
     (a) Organization, Standing and Corporate Power of CSA. CSA is a corporation organized and validly existing under the laws of the State of North Carolina and has the requisite corporate power and authority to carry on its business as now being conducted. CSA is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified, individually or in the aggregate, would not have a material adverse effect on the business, properties, financial condition, results of operation or prospects of CSA (a “CSA Material Adverse Effect”).
     (b) Capital Structure. On the date of this Agreement, CSA has 300 shares of common stock outstanding and 100,000 shares of common stock reserved for issuance. As of the date of this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which CSA is a party or by which such entity is bound, obligating CSA to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of common stock or other ownership interests of CSA or obligating CSA to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking (other than to CSA).
     (c) Authority; Noncontravention. CSA has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by CSA and the consummation by CSA of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of CSA. This Agreement has been duly executed and delivered by CSA and constitutes the valid and binding obligation of CSA and is enforceable against CSA in accordance with its terms. The execution and delivery of this Agreement by CSA does not, and the consummation of the transactions contemplated hereby and compliance by CSA with the provisions of this Agreement does not and will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of CSA under the articles of incorporation of CSA.
     (d) Litigation. There is no suit, action or proceeding pending or, to the knowledge of CSA, threatened against or affecting CSA that, individually or in the aggregate, could reasonably be expected to (i) have a CSA Material Adverse Effect or (ii) prevent the consummation of any of the transactions contemplated herein, nor is there any judgment, decree, injunction, rule or order of governmental entity or arbitrator outstanding against CSA having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.
     (e) Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s financial advisor’s or other similar fee or commission in connection with the Merger or based upon arrangements made by or on behalf of CSA.

ARTICLE IV
MISCELLANEOUS
     Section 4.1. Termination. This Agreement may be terminated and abandoned by action of the Board of Directors of CSI, Managing Member of the Merger Sub or the Board of Directors of CSA at any time prior to the Effective Time, whether before or after approval by the sole member of the Merger Sub and the shareholders of CSA.
     Section 4.2. Approval. The respective obligation of each party to effect the Merger is subject to adoption by the requisite vote of the shareholders of CSA and the sole member of the Merger Sub pursuant to the Delaware Act and the North Carolina Act, as applicable.
     Section 4.3. Amendments. This Agreement may only be amended in accordance with Section 1.1(c) hereof and may not be amended in any other manner.
     Section 4.4. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Agreement.
     Section 4.5. Entire Agreement; No Third-Party Beneficiaries. This Agreement and the other agreements entered into in connection with the transactions (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Section 3.1 are not intended to confer upon any person other than the parties hereto any rights or remedies.
     Section 4.6. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

     IN WITNESS WHEREOF, each of the Merger Sub, CSA and CSI has executed this Agreement, or has caused this Agreement to be executed on its behalf by a representative duly authorized, all as of the day and year first above written.

COGDELL SPENCER INC.

By:

Name: Frank Spencer
Title: Chief Executive Officer and President

CS MERGER SUB LLC

By:

Name: Frank Spencer
Title: Authorized Signatory

COGDELL SPENCER ADVISORS, INC.

By:

Name: Frank Spencer
Title: President